UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 30, 2007
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Nonqualified Deferred Compensation Plan - Frank J. Bramanti
Nonqualified Deferred Compensation Plan - John N. Molbeck, Jr.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 30, 2007, we implemented nonqualified deferred compensation plans for Frank J. Bramanti and John N. Molbeck, Jr.. These plans have been implemented in connection with provisions contained in the employment agreements of Messrs. Bramanti and Molbeck that provide for the payment of a portion of their respective annual compensation as deferred compensation. Except as set forth below the plans for Mr. Bramanti and Mr. Molbeck are substantially identical. Following is a brief summary of the material terms of the nonqualified deferred compensation plans.
     The only eligible participant under each plan is Mr. Bramanti and Mr. Molbeck, respectively. Under Mr. Bramanti’s plan, an initial contribution in the amount of $333,333 will be made followed by monthly contributions thereafter in the amount of $83,333. Under Mr. Molbeck’s plan, an initial contribution in the amount of $178,036 will be made followed by monthly contributions thereafter in the amount of $29,167. In addition, our Compensation Committee may approve discretionary contributions to a participant’s plan account. Amounts held in a participant’s plan account will earn an investment return based on the deemed rate of return associated with the investment election made by the participant. Depending on such election, the deemed return will be equivalent to the prime lending rate of Wells Fargo Bank, N.A., the total return, dividends reinvested, of our common stock, or the total return, cash dividends reinvested, for the S&P 500 Index. The balance in the participant’s account will be compounded monthly by the deemed return on such balance. Payment of a participant’s account balance will occur after his separation from service with us. In the event of such separation, the participant, or in the event of participant’s death, the participant’s beneficiary, is entitled to the entire amount of the account as soon as practicable after the end of the first full month after the participant’s separation from service, provided that such payment may be delayed in order to comply with the requirements of Section 409A of the Internal Revenue Code regarding deferred compensation. In general, taxes on amounts paid out from the plan are payable by the participant; however, in the event any additional tax is due in respect of Section 409A, we have agreed to indemnify the participant for any such amounts. The balance in a participant’s account will be an unsecured obligation of the Company.
Item 9.01 Financial Statements and Exhibits

No.	Exhibit
10.1	HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Frank J. Bramanti

10.2	HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for John N. Molbeck, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	HCC INSURANCE HOLDINGS, INC.
	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer

Exhibit Index

No.	Exhibit
10.1	HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Frank J. Bramanti

10.2	HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for John N. Molbeck, Jr.